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                                                                     EXHIBIT 5.1


                                  May 7, 1998

Genesis Direct, Inc.
100 Plaza Drive
Secaucus, NJ  07094

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Genesis Direct, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 7, 1998 (the "Rule 462(b) Registration Statement"), relating to the registration under the Securities Act of 793,750 shares of the Company's common stock, par value $0.01 per share (the "Stock"), including authorized but unissued shares being offered by the Company (including shares subject to the underwriters' over-allotment option) and presently issued and outstanding shares being offered by certain selling shareholders (the "Selling Shareholders") (including shares subject to the underwriters' over-allotment option). The Stock is to be sold to the underwriters named in the Rule 462(b) Registration Statement for resale to the public.

     As counsel to the Company, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Company's Registration Statement on Form S-1 (the "Initial Registration Statement") filed on March 6, 1998 (Registration No. 333-47455), Amendment No. 1 thereto filed on April 17, 1998, Amendment No. 2 thereto filed on May 1, 1998 and Amendment No. 3 thereto filed on May 5, 1998, relating to the registration under the Securities Act of the Stock, which is incorporated by reference by the Rule 462(b) Registration Statement.

     We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in
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the Initial Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock that may be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement and further consent to all references to us in the Rule 462(b) Registration Statement, the Initial Registration Statement incorporated by reference therein, and any amendments thereto.

                                                Very truly yours,



                                               /s/ Morrison & Foerster LLP